Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Carolina National Corporation
Columbia, South Carolina


           We consent to the incorporation by reference into the Registration Statement on Form S-8 filed by Carolina National Corporation in connection with the Carolina National Corporation 2003 Stock Option Plan (No. 333-138099) of our Report dated March 16, 2007, included in the Carolina National Corporation Annual Report on Form 10-KSB for the year ended December 31, 2006.




s/Elliott Davis, LLC
Columbia, South Carolina
March 27, 2007